Exhibit 99.1

Brain Scientific To Enter the U.S. Pediatric Market with NeuroCap™ for Children

The New Product Offering will Bring Advanced, Disposable EEG Technology to Pediatric Clinicians across the Country

NEW YORK, December 17, 2020 -- Brain Scientific Inc. (OTCQB: BRSF), a neurology-focused medical device and software company, has announced its next generation disposable EEG cap, NeuroCap™, will now be available to the pediatric market across the U.S. The product launch allows Brain Scientific to bring faster, more efficient, and sanitary testing procedures to pediatric professionals in the United States. The child-size NeuroCap headset will assist clinicians in overcoming the common obstacles when conducting an electroencephalogram (EEG), including measuring and marking the patient’s head, and conducting required sanitation protocols afterwards. The NeuroCap for children is designed to address the need for comfort, speed, and reliability within the pediatric population.

The disposable NeuroCap is a pre-gelled hospital-grade EEG headset that can be applied easily and quickly by any member of a clinical staff. Each headset features 19 active EEG channels and 22 electrodes located in accordance with 10-20 international system. The comfortable design and prompt test results make the NeuroCap an ideal option for pediatric patients in emergency rooms, intensive care units, clinics, and other treatment centers that administer EEG’s on children.

The need for EEG testing among children stems from various underlying symptoms and conditions, including seizures, sleep troubles, brain infections, and neurological disorders. Brain Scientific is working to help better equip healthcare facilities nationwide with its easy-to-use solutions for children ranging from 2 to 18 years old, while providing convenience and comfort.

The expansion into the pediatric market will also work to make a positive impact on pediatric epilepsy patients, as epilepsy has become one of the most common neurological disorders seen in children as noted by the Pediatrics in Review Journal. Additionally, another common use for children’s EEG testing extends to those experiencing symptoms of ADHD. Children diagnosed with ADHD has increased 42% in the U.S. over the past decade, according to Child and Adolescent Psychiatry. EEG testing is one of the key tools in the diagnosis process to identify disorders and to begin to proactively seek treatment options. The Company expects that the pediatric NeuroCap will provide a meaningful solution to ensure these patient populations and others get access to testing that is both comfortable and stress-free.

“The NeuroCap headset is ready to be utilized in facilities across the country, and now with the pediatric size cap we can reach even more patients who need access to sanitary, convenient and prompt EEG testing,” said Irina Nazarova, Marketing Director of Brain Scientific, Inc. “We are thrilled to roll out a needed solution within pediatrics that is easily and affordably implemented in healthcare facilities for clinicians to use with precision and confidence.”

Brain Scientific continues to make strides within Neurology by modernizing the brain diagnostic market with its cutting-edge technology. The pediatric NeuroCap is expected to be available to clinicians across the United States early next year and joins Brain Scientific’s proprietary lineup of diagnostic devices.

Learn more at www.brainscientific.com

About Brain Scientific:

Brain Scientific is a commercial-stage healthcare company with two FDA-cleared products, providing next-gen solutions to the neurology market. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care. To learn more about our corporate strategy, devices or for investor relations please visit: www.brainscientific.com or email us at info@memorymd.com.

Forward-Looking Statements:

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates, and assumptions, and are subject to several risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand its business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.